Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “UNIVERSAL INSURANCE HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 1990, AT 9 O`CLOCK A.M.

RESTATED CERTIFICATE, FILED THE FOURTH DAY OF SEPTEMBER, A.D. 1992, AT 9 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 1994, AT 9 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 1996, AT 10:38 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTEENTH DAY OF AUGUST, A.D. 1997, AT 4:30 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF OCTOBER, A.D. 1998, AT 3:30 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2246544 8100H		Authentication: 202070024
SR# 20171072817	[SEAL]	Date: 02-21-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTIETH DAY OF NOVEMBER, A.D. 1999, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “UNIVERSAL HEIGHTS, INC.” TO “UNIVERSAL INSURANCE HOLDINGS, INC.”, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2000, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2001, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF DECEMBER, A.D. 2005, AT 2:15 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF MAY, A.D. 2007, AT 10:49 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE NINTH DAY OF JUNE, A.D. 2015, AT 10:54 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “UNIVERSAL INSURANCE HOLDINGS, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2246544 8100H		Authentication: 202070024
SR# 20171072817	[SEAL]	Date: 02-21-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/13/1990
690317015 - 2246544

CERTIFICATE OF INCORPORATION

OF

UNIVERSAL HEIGHTS, INC.

FIRST. The name of this corporation is:

UNIVERSAL HEIGHTS, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, The registered agent at such address is CORPORATE AGENTS, INC.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this Corporation is authorized to issue is:

One Thousand Five Hundred (1,500) shares without par value.

FIFTH. The name and mailing address of the incorporator is as follows:

Jacqueline N. Casper
CORPORATE AGENTS, INC.
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, for the purposes of forming a Corporation under the laws of the State of Delaware has executed, signed and acknowledged this certificate of incorporation this thirteenth day of November, A.D. 1990.

/s/ Jacqueline N. Casper
Jacqueline N. Casper
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:OO AM 09/04/1992
922525399 - 2246544

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UNIVERSAL HEIGHTS, INC.

Pursuant to Sections 103, 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware, the undersigned Corporation adopts the following Amended and Restated Certificate of Incorporation.

The original Certificate of Incorporation was filed with the Secretary of State on November 13, 1990.

ARTICLE I

The name of the corporation is UNIVERSAL HEIGHTS, INC. (hereinafter called the “Corporation”).

ARTICLE II

Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The registered agent at such address is Corporate Agents, Inc.

ARTICLE III

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 21,000,000 shares, of which:

(i) 20,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share (the “Common Stock”); and

(ii) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

(b) A statement of the designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of stock of each class, is as follows:

(i) Except as otherwise provided by law or by paragraph (b)(ii) of this ARTICLE IV, the entire voting right shall be vested in the holders of the Common Stock.

(ii) (A) The Board of Directors is expressly authorized at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more classes or series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any, as shall be stated and/ expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including, but without limiting the generality of the foregoing the following:

(1) the designation of such class or series;

(2) the number of shares to constitute the class or series and the designations thereof;

(3) the dividend rate of such class or series, whether dividends are payable in cash, stock of the corporation or other property, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(4) whether the shares of such class or series shall be subject to redemption by the corporation, and if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(5) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(6) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(7) the extent, if any, to which the holders of such class or series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any class or series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

(8) the restrictions, if any, on the issue or reissue of any additional shares or class or series of Preferred Stock;

(9) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distributions of assets of, the Corporation; and

(10) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

(c) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any class or series of Preferred Stock, the holders of any such series shall not have any voting power whatsoever.

(d) No holder of any stock of the corporation of any class now or hereafter authorized shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the corporation.

(e) Without action by the stockholders, the shares of any class or series of capital stock may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors, provided that such consideration shall be not less than par value in the case of any class or series of stock having par value. Any and all shares so issued, the full consideration for which has been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon.

ARTICLE V

On the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the 1,500 issued and outstanding shares of the Corporation’s previously authorized common stock, no par value per share (the “Old Common Stock”), shall thereby and thereupon be classified and converted into 1,777,778 validly issued, fully paid and nonassessable shares of Common Stock reflecting a conversion ratio of 1,185.1853333 shares of Common Stock for each one Share of Old Common Stock. Each certificate that heretofore represented shares of Old Common Stock shall not represent the number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

ARTICLE VI

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

(1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. Election of the directors need not be by ballot unless the bylaws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the bylaws of the Corporation, to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

ARTICLE VII

No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law, or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation’s directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The Corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Corporation the power to indemnify.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Bradley I. Meier President, and attested by Brian S. Turtletaub, Secretary this 31 day of August, 1992.

/s/ Bradley I. Meier
President

Attest:

/s/ Brian S. Turtletaub
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/11/1994
944191943 - 2246544

CERTIFICATE OF DESIGNATION

OF

UNIVERSAL HEIGHTS, INC.

It is hereby certified that:

1. The name of the corporation (the “Corporation”) is Universal Heights, Inc.

2. The entire board of directors of the Corporation, pursuant to the authority expressly vested in the Board by the Amended and Restated Certificate of Incorporation of the Corporation, has adopted the resolution attached hereto as Exhibit A creating and establishing the terms of a new series of Preferred Stock designated “Series A Preferred Stock.”

IN WITNESS WHEREOF, the undersigned Corporation has caused this Certificate of Designation to be signed this 7th day of October 1994, by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

UNIVERSAL HEIGHTS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier
Chairman and President

ATTEST:

By:	/s/ Michael Siegel,
Michael Siegel,
Assistant Secretary

EXHIBIT A

BE IT FURTHER RESOLVED, that in order to effect the Debt Conversion and pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of an aggregate of 49,950 shares of the preferred stock, par value $.01 per share, of the Corporation, to be designated “Series A Preferred Stock” of the presently authorized but unissued shares of preferred stock of the Corporation. The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock authorized hereunder and the qualifications, limitations and restricting of such preferences and rights are as follows:

1. Dividends.

(a) To the extent not prohibited by Delaware law, the Board of Directors of the Corporation shall declare and the Corporation shall pay preferential dividends to the holders of Series A Preferred Stock accrued as provided herein and no more dividends. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock (a “Share”) shall accrue cumulatively from and including the date of issuance at the rate of $.25 per share per quarter whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. For purposes of this Section l (a), the date on which the Corporation initially issues any Share is its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such Share (whether by reason of transfer of such Share or for any other reason).

(b) The Series A Preferred Stock shall be preferred as to the payment of dividends over the shares of all common stock, par value $.01 per share, of the Corporation (the “Common Stock”). Dividends (whether current or in arrears) on the Preferred Stock shall be paid before any dividends (other than dividends payable in Common Stock) on any junior stock shall be declared and set apart for payment or paid.

(c) All dividends payable on the Preferred Stock shall be cumulative and shall be paid on the last day of the Corporation’s fiscal quarter of each fiscal year.

(d) Dividends not paid as required by the terms of the Series A Preferred Stock shall bear interest at the rate of 10% per annum.

(e) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the holders of Series A Preferred Stock so that an equal amount is paid with respect to each outstanding Share.

(f) The Corporation agrees to take all action that may be necessary or advisable to permit the Corporation to meet its obligations to the holders of Series A Preferred Stock.

(g) At the option of the Board of Directors of the Corporation, any dividend then accrued may be paid either in cash or in shares of the Common Stock having a “market price” (as hereinafter defined) equal to the amount of the dividend.

2. Voting. The holders of the shares of Series A Preferred Stock shall have the right to vote on all matters submitted to a vote of the Corporation’s Shareholders, at the rate of ten (10) votes to each one share of Series A Preferred Stock held on the record date for such meeting.

3. Redemption.

(a) The Corporation, may at the option of the Board of Directors, at any time until October 6, 1999, with funds legally available for such purpose under Delaware law, redeem the whole or any part of the outstanding shares of Series A Preferred Stock at a redemption price of Ten Dollars ($10.00) per Share plus an amount equal to all accrued and unpaid dividends and interest thereon to and including the redemption date.

(b) If less than all shares of Series A Preferred Stock are redeemed at any time under this Section 3, shares of Series A Preferred Stock held by each holder of record thereof shall be called for redemption pro rata, according to the number of shares of Series A Preferred Stock held by such holder, subject, however, to such adjustment as may be equitably determined by the Corporation in order to avoid the redemption of fractional shares.

(c) Any redemption of any or all of the outstanding shares of Series A Preferred Stock shall be effected in accordance with the provisions of this Section 3 (c).

(i) Any such redemption shall be effected by written notice given by mail, postage prepaid, not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for redemption to the holders of record of Series A Preferred Stock whose shares are to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price and place of payment thereof, and if less than all outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock held by each holder of record thereof which are being called for redemption. A holder of Series A Preferred Stock may, at its sole option, convert the Series A Preferred Stock called for redemption at any time within seven (7) days after first receiving the notice called for in this Section 3 (c)(i). Any such conversion shall be made in accordance with Section 4 hereof.

(ii) Notice of redemption having been duly given, then on the date for such redemption, the certificates for the Series A Preferred Stock called for redemption (whether or not surrendered) shall be deemed no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the redemption date, the redemption price to which they are entitled, without interest.

(iii) In case any certificate for shares of Series A Preferred Stock shall be surrendered by the holder thereof for payment in connection with the redemption of only a portion of the shares represented thereby, the Corporation shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of shares of Series A Preferred Stock represented by such surrendered certificate which are not being redeemed.

In case any holder of Series A Preferred Stock called for redemption shall not, within ninety (90) days after deposit by the Corporation of funds for the redemption thereof, claim the amount deposited for redemption thereof, the bank, trust company or transfer agent with which such funds were deposited shall, upon demand, pay over to the Corporation the balance of such amount so deposited and such bank, trust company or transfer agent shall thereupon be relieved of all responsibility to such holder, who shall thereafter look solely to the Corporation for payment of the redemption price of his shares.

4. Conversion. The holders of shares of Series A Preferred Stock shall have conversion rights as follows:

(a) Each holder of a share of Series A Preferred Stock shall have the right, at any time, to convert such share into fully paid and nonassessable shares of Common Stock, at the rate of 10 shares of Common Stock for each one share of the Series A Preferred Stock (the “conversion rate”).

(b) The Corporation shall not be required, in connection with any conversion of shares of Series A Preferred Stock to issue a fraction of a share of its Common Stock, but in lieu thereof the Corporation shall make a cash payment (calculated to the nearest cent--five mills being considered as nearer to the next higher cent) equal to such fraction multiplied by the market price of the Common Stock on the trading day prior to conversion.

(c) Any holder of shares of Series A Preferred Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of Series A Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation in blank, in form satisfactory to the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert such shares of Series A Preferred Stock. The Corporation shall, as soon as practicable after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares wee surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

(d) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series A Preferred Stock to be converted, and the giving of written notice as hereinabove provided; and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for this Series A Preferred Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

2

(e) The conversion rate shall be adjusted from time to time as follows:

(i) In case the Corporation shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) to holders of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion right and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action and such shares of this Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

(ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the market price of the Common Stock on the record date referred to below, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(iii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (exclusive of any cash dividend paid from retained earnings of the Corporation) or rights or warrants to subscribe to securities of the Corporation (excluding those hereinabove described), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

(v) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Secretary a statement signed by its President or a Vice President and by its Secretary or Treasurer or one of its Assistant Secretaries of Assistant Treasurers, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of Series A Preferred Stock.

(vi) In case of either (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (b) any sale or conveyance to another corporation of all or substantially all of the assets of the Corporation, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each of Series A Preferred Stock then outstanding shall have the right to convert such shares of Series A Preferred Stock into the kind and

3

amount of shares or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for hereunder. The provisions of this Section shall apply similarly to successive consolidations, mergers, sales or conveyances.

(vii) The Corporation shall take all necessary action to cause any shares of Series A Preferred Stock which shall at any time have been converted to resume the status of authorized but unissued shares of Series A Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

(viii) If any shares of Common Stock required to be reserved for purposes of conversion of shares of Series A Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

(ix) The Corporation shall pay any and all issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

(x) Before taking any action that would result in the conversion rate being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock.

(xi) As used herein, the term “market price” shall mean the closing or last sales price for the security on the principal exchange on which the security is then traded or the NASDAQ National Market System, as the case may be, or if not so traded, the average of the closing bid and asked price on NASDAQ, or if not so traded, the average of the high or low bid prices as reported by the National Quotation Bureau, Incorporated. If no quotation is available for an applicable conversion record date, the quotation used shall be that for the most recent trading day prior to the record date of which a quotation is available. As used herein, the term “trading day” shall be a day on which the principal securities exchange on which the Common Stock is traded, is open for business.

5. Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the amount that shall be paid to the holder of each share of Series A Preferred Stock (the “liquidation value” of such shares) shall be the fixed amount of $10.00 for each such share and the additional sum representing declared but unpaid dividends thereon, if any. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

6. Preferential Rank. All shares of Common Stock shall be of junior rank in respect of the preferences as to dividend, distributions and payments upon the liquidation, dissolution or winding up of the Corporation to all shares of Series A Preferred Stock. The rights of the shares of Common Stock shall be subject to the preferences and rights of the Series A Preferred Stock.

7. Reaquired Shares. Any shares of Series A Preferred Stock that have been issued and subsequently reacquired by the Corporation or redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Shares upon their cancellation shall become authorized but unissued shares of the preferred stock, par value $.01 per share, of the Corporation and may be redeemed as part of a new series of preferred stock of the Corporation to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation’s Certificate of Incorporation.

4

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:38 AM 12/19/1996
960375391 - 2246544

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

Universal Heights, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is Universal Heights, Inc.
2.

Its registered office in the State of Delaware is located at 1013 Centre Rd. Street, City of Wilmington Zip Code 19805 County of New Castle the name and address of its registered agent is Corporate Agents, Inc. 1013 Centre Rd. Wilmington, DE 19805.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 11/13/90.
4.

The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1996, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1996, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Brad1ey I Meier the last and acting authorized officer hereunto set his/her hand to this certificate this 18th day of December 1996.

BY:	/s/ Bradley I. Meier
TITLE OF OFFICER:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/13/1997
971271180 - 2246544

CERTIFICATE OF DESIGNATION, PREFERENCES, AND

RIGHTS OF SERIES M CONVERTIBLE PREFERRED STOCK

of

UNIVERSAL HEIGHTS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Universal Heights, Inc. (“Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (“Board of Directors”) or any committed of the Board of Directors (“Board Committee”) by its Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, at a meeting held on May 2, 1997, duly approved and adopted the following resolution (“Resolution”):

RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation does hereby create, authorize and provide for the issue of Series M Convertible Preferred Stock, par value $.01 per share, consisting of 88,690 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and this Resolution as follows:

Section 1. DESIGNATION AND AMOUNT. (a) The shares of such series shall be designated as “Series M Convertible Preferred Stock” and the number of shares constituting such series shall be 88,690. The conversion price of the Series M Convertible Preferred Stock shall. be $1.00 per share (“Conversion Price”).

(b) The Series M Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the Common Stock, par value $.01 per share, of the Corporation (“Common Stock”) ;

Section 2. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series M Convertible Preferred Stock, in preference to the holders of shares of Common Stock and holders of any shares of other capital stock of the corporation ranking junior to the Series M Convertible Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cash dividends at an annual rate of S.20 per share, accruing and payable annually on the anniversary date of the first day of the calendar quarter immediately following the date hereof (“Issue Date”). In the event that accrued dividends on the Series M Convertible Preferred Stock are not paid for the preceding year, each holder of Series M Convertible Preferred Stock shall receive, in lieu of such accrued and unpaid dividends, an amount of Series M Convertible Preferred Stock equal in value to such accrued and unpaid dividends based upon the Liquidation Preference of Series M Convertible Preferred Stock.

(b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from August 30, 1997. Dividends paid on the shares of the Series M Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series M Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days nor less than ten days prior to the date fixed for the payment thereof.

Section 3, VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series M Convertible Preferred Stock shall have the following voting rights:

(a) Each share of Series M Convertible Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation, and the holders of Series M Convertible Preferred Stock shall vote as a series on matters affecting their value including a) issuance of any new series of Preferred Stock of the Corporation with superior rights, and b) any merger, dissolution, or sale of the Corporation. All action requiring the approval of holders of shares of Series M Convertible Preferred Stock voting as a series shall be authorized by a majority vote of such holders.

(b) The holders of the Series M Convertible Preferred Stock, voting separately as a series, in person or by proxy, shall be entitled to elect two of the members of the Board of Directors of the Corporation at each annual meeting of the stockholders or any special meeting called for that purpose. The holders of the Common Stock and the holders of the Series M Convertible Preferred Stock, voting together as one class, in person or by proxy, shall be entitled to elect the remaining directors of the Corporation at each annual meeting of the stockholders or any special meeting called for that purpose.

Each director elected by the holders of shares of the Series M Convertible Preferred Stock as provided in paragraph (b) of this Section 3 shall, unless his or her term shall expire earlier, hold office until the annual meeting of stockholders next succeeding his or her election or until his or her successor, if any, is elected and qualified.

In case any vacancy shall occur among the directors elected by the holders of shares of the Series M Convertible Preferred Stock as provided in paragraph (b) of this Section 3, such vacancy may be filed for the unexpired portion of the term by vote of a majority of the remaining directors theretofore elected by such holders (if there are remaining directors), or such directors’ successors in office. If any such vacancy is not so filled within twenty (20) days after the creation thereof or if the directors so elected by the holders of the Series M Convertible Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series M Convertible Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

Section 4. REACQUIRED SHARES. Any shares of Series M Convertible Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of the Series M Convertible Preferred Stock shall, upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of the State of Delaware, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors. The Corporation will not repurchase Common Stock as long as Series M Convertible Preferred Stock is outstanding without the approval of the holders of the Series M Convertible Preferred Stock voting as a series.

Section 5. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Series M Convertible Preferred Stock shall be entitled to receive in preference to holders of Common Stock an amount equal to the Conversion Price of the Series M Convertible Preferred Stock plus any accrued but unpaid dividends thereon, whether or not declared, to the date of such payment. Any remaining proceeds shall be allocated between Common and Preferred Shareholders on a pro-rata basis, treating the shares of Series M Convertible Preferred Stock on an as-if converted basis.

Section 6. CONVERSION. (a) Each share of Series M Convertible Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock on a 1 for 5 basis. The number of shares of Common Stock deliverable upon conversion of a share of the Series M Convertible Preferred Stock, adjusted as hereinafter provided, is referred to herein as the “Conversion Ratio.” The Conversion ratio shall be subject to adjustment from time to time pursuant to Section 7 herein.

Section 7. ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

(a) Sale or Reorganization. In case the Corporation shall enter into any reorganization, consolidation, merger, combination, or other transaction (“Transaction”), irrespective of whether the Corporation is the surviving entity, each share of Series M Convertible Preferred Stock shall, immediately prior to such Transaction and without further action, be converted into the same number of shares of stock or securities, cash, and/or any other property that the holder of shares of Series M Convertible Preferred Stock would have been entitled to receive pursuant to the terms of the Transaction if at the time of such Transaction the holder of Series M Convertible Preferred Stock had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable on conversion of such shares of Series M Convertible Preferred Stock immediately prior to such Transaction.

(b) Recapitalization. In the event of any stock dividend, stock split or combination of shares of the Corporation’s outstanding Common Stock, the number of shares of Series M Convertible Preferred Stock shall be adjusted to reflect such stock dividend, stock split or combination by multiplying the number of shares of Series M Convertible Preferred Stock by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation declares any stock dividend, stock split or combination of shares of the Corporation’s outstanding Common Stock, the Conversion Price of the shares of Series M Convertible Preferred Stock shall be adjusted by multiplying the Conversion Price of Series M Convertible

2

Preferred Stock by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

Section 10. REDEMPTION. The shares of Series M Convertible Preferred Stock, on or before December 31, 2001, will be subject to redemption at the option of the holder, if not previously converted, at the earlier of a dissolution, winding up, or sale or merger wherein a “change of control” occurs (“Liquidity Events”). A change of control will occur: a) upon the sale or transfer of substantially all the assets of the Corporation by sale, merger or otherwise, or b) if any “person” (as such term is used in Sections l3(d) or 14(d) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the then-existing outstanding securities of the Corporation. If no Liquidity Event occurs on or before December 31, 2001, shares of Series M Convertible Preferred Stock then held will be subject to redemption, at the option of the holder, in equal amounts effective as of December 31, 2001 at a price equal to 125% of the Conversion Price of the Series M Convertible Preferred Stock; December 31, 2002 at price equal to 150% of the Conversion Price of the Series M Convertible Preferred Stock; and December 31, 2003 at a price equal to 200% of the Conversion Price of Series M Convertible Preferred Stock.

Section 11. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series M Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series M Convertible Preferred Stock, voting separately as a series.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 13th day of August, 1997.

UNIVERSAL HEIGHTS, INC.

By:	/s/ Bradley I. Meier
	Name:	Bradley I. Meier
	Title:	President and Chief Executive officer

Attest:

By:	/s/ Irwin L. Kellner
	Name:	Irwin L. Kellner
	Title:	Secretary

3

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UNIVERSAL HEIGHTS, INC.

Universal Heights, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members and filed with the minutes of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Corporation shall amend its Amended and Restated Certificate of Incorporation by deleting in its entirety paragraph (a) and subparagraphs (i) and (ii) thereunder of ARTICLE IV and inserting in its place the following:

ARTICLE lV

(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which:

(i) 40,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share (the “Common Stock”); and

(ii) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

All other provisions of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation and all other provisions of the Corporation’s Amended and Restated Certificate of Incorporation shall remain unchanged and in full force and effect.

SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 10/19/1998
981402566 – 2246544
DC-288399.01

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bradley I. Meier, Its President, and attested by Irwin Kellner, its Secretary this 30 day of September, 1998.

UNIVERSAL HEIGHTS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier, President

(SEAL)

ATTEST:

By:	/s/ Irwin Kellner
Irwin Kellner, Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT OF

UNIVERSAL HEIGHTS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is: Universal Heights, Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October 20, 1999

UNIVERSAL HEIGHTS, INC.

/s/ Bradley I. Meier
Bradley I. Meier, President

STATE OF DELAWARE
SECRETARY OF STATE
DC-329304	DIVISION OF CORPORATIONS
FILED 09:00 AM 11/30/1999
991509405 - 2246544

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/18/2000
001632680 - 2246544

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•

First: That at a meeting of the Board of Directors of Universal Heights, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of this corporation is:

UNIVERSAL INSURANCE HOLDINGS, INC.”

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:	/s/ Bradley I. Meier
(Authorized Officer)

NAME:	Bradley I. Meier, President
(Type or Print)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09: 00 AM 10/29/2001
010541491 - 2246544

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATIONS

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

OF

UNIVERSAL INSURANCE HOLDINGS, INC.

Pursuant to Section 242 of Title 8 of the

General Corporation Law of the State of

Delaware

The undersigned duly authorized officer of Universal Insurance Holdings, Inc. (formerly Universal Heights, Inc.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Corporation, by unanimous written consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware as of October 19, 2001 and duly approved by at least a majority of the holders of Series A Preferred Stock of the Corporation, by consent, pursuant to Section 228 of the General Corporation Law of the State of Delaware as of October 19, 2001:

BE IT RESOLVED, that the Board of Directors of the Corporation deems it advisable to amend Section 2 of the Corporation’s Certificate of Designation dated October 11, 1994 designating Series A Preferred Stock (the “Series A Certificate of Designation”) by deleting in its entirety Section 2 and substituting therefor the following provision so that, as amended, said Section shall be read in its entirety as follows:

2. Voting, The holders of the shares of Series A Preferred Stock shall have the right to vote on all matters submitted to a vote of the Corporation’s shareholders, at the rate of one (1) vote to each one share of Series A Preferred Stock held on the record date for such meeting.

All other provisions of the Series A Certificate of Designation shall remain unchanged and in full force and effect;

IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate of Designations to be signed by a duly authorized officer as of October 25, 2001.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier
President

ATTEST:

By:	/s/ Irwin L. Kellner
Irwin L. Kellner, Secretary

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

UNIVERSAL INSURANCE HOLDINGS, INC.

Universal Insurance Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) of Article IV of the Amended and Restated Certificate of Incorporation in its entirety and substituting therefor the following:

(a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 51,000,000 shares, of which:

(i).50,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share (the “Common Stock”); and

(ii) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

SECOND: The capital of the Corporation will not be reduced under or by reason of this amendment to the Amended and Restated Certificate of Incorporation.

THIRD: The amendment to the Amended and Restated Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted by the vote of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 7th day of December, 2005.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:18 PM 12/07/2005
FILED 02:15 PM 12/07/2005
DC-758613 v1 0304775-0100	SRV 050995122 - 2246544 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

UNIVERSAL INSURANCE HOLDINGS, INC.

Universal Insurance Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) of Article IV of the Amended and Restated Certificate of Incorporation in its entirety and substituting therefor the following:

(a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 56,000,000 shares, of which:

(i) 55,000,000 shares shall be designated as Common Stock, having a per value of $.01 per share (the “Common Stock”); and

(ii) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

SECOND: The capital of the Corporation will not be reduced under or by reason of this amendment to the Amended and Restated Certificate of Incorporation.

THIRD: The amendment to the Amended and Restated Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted by the vote of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 18th day of May, 2007.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:48 AM 05/18/2007
FILED 10:49 AM 05/18/2007
DC-906061 v1 0304775-0100	SRV 070583348 – 2246544 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:54 AM 06/09/2015
FILED 10:54 AM 06/09/2015
SRV 150896145 - 2246544 FILE

CERTIFICATE OF ELIMINATION

OF SERIES M CONVERTIBLE PREFERRED STOCK

OF UNIVERSAL INSURANCE HOLDINGS, INC.

June 9, 2015

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, Universal Insurance Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (“Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as heretofore, amended, the Board of Directors of the Company (“Board”); by resolution duly adopted, authorized the issuance of 88,690 shares of Series M Convertible Preferred Stock, par value $0.01 per share (“Series M Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on August 13, 1997, filed a Certificate of Designation, Preferences and Rights with respect to such Series M Stock in the office of the Secretary of State of the State of Delaware (“Certificate of Designation”).

2. That no shares of Series M Stock are outstanding and no shares thereof will be issued subject to the Certificate of Designation.

3. That the Board has adopted the following resolutions:

WHEREAS, by resolution of the Board and by the Certificate of Designation, the Company authorized the issuance of 88,690 shares of Series M Stock and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or resolutions thereof;

WHEREAS, as of the date hereof, all shares of Series M Stock that were issued by the Company have been converted into Company common stock or reacquired by the Company;

WHEREAS, as of the date hereof, no shares of Series M Stock are outstanding and no shares of Series M Stock will be issued subject to the Certificate of Designation; and

WHEREAS, the Board deems it desirable that all matters set forth in the Certificate of Designation with respect to the Series M Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company;

NOW,THEREFORE,  BE IT RESOLVED , that all matters set forth in the Certificate of Designation with respect to the Series M Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company; and

RESOLVED FURTHER, that the officers of the Company be, and hereby are, authorized and directed to file a certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to the Series M Stock shall be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Series M Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Universal Insurance Holdings, Inc. has caused this certificate to be executed by its duly authorized officer as of the date first set forth above.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Stephen J. Donaghy
Name:	Stephan J. Donaghy
Title:	Corporate Secretary

[Certificate of Elimination of Series M Stock]